Exhibit 99.1
Williams-Sonoma, Inc. announces record second quarter results
Q2 revenues grow 30.7% with comparable brand revenue growth of 29.8%, 2YR comp of 40.3%
Q2 GAAP operating margin of 16.6%; Q2 Non-GAAP operating margin expansion of 360bps to 16.7%
Q2 GAAP diluted EPS of $3.21; Q2 Non-GAAP diluted EPS of $3.24, increasing 80%
Quarterly dividend increase of 20%; new stock repurchase authorization of $1.25 billion
Raises full-year 2021 and long-term outlook

San Francisco, CA, August 25, 2021 – Williams-Sonoma, Inc. (NYSE: WSM), the world’s largest digital-first, design-led and sustainable home retailer, today announced operating results for the second fiscal quarter ended August 1, 2021 (“Q2 21”) versus the second fiscal quarter ended August 2, 2020 (“Q2 20”).

"We are proud to report another quarter of outperformance with a 30% comp, strong growth across all brands and channels, and 360 basis points of operating margin expansion. These second quarter results demonstrate the success of our growth strategies and the earnings power of our company. We have an advantage in the industry due to our exclusive in-house design capability, our channel strategy which is digital-first but not digital only, and our values - with sustainability and equity underlying all that we do." said Laura Alber, President and Chief Executive Officer.

"The momentum we are seeing in our business and our winning positioning set us up to continue to take share in a fractured market. We do not see any evidence that growth trends are waning, and in fact, we see favorability in the macro environment as more people prioritize their homes and home décor. We believe we are at the intersection of a transformative change that will accelerate the growth of our industry, and our market share within the industry. In addition, our growth strategies are gaining traction faster than we predicted, and our key differentiators are further distancing us from our competition." Alber continued.

Alber concluded, "We see a clear path to beating our previous revenue and profitability targets and we are raising our full year revenue outlook again, with revenue growth now expected to be in the high teens to low twenties and operating margins now expected to be in the range of 16% to 17%. Given our increased optimism, we now expect to achieve our long-term goal of $10 billion in revenues in 2024, one year faster than previously expected, and with higher profitability, which will now be at or above our increased FY21 operating margin."

SECOND QUARTER 2021
•Revenues grow 30.7%, with strong growth across all brands and channels, including ecommerce holding at 65% of total company revenues
•Comparable brand revenue growth of 29.8%, including West Elm at 51.1%, Pottery Barn at 29.6%, Pottery Barn Kids and Teen at 18.0%, and Williams Sonoma at 6.4% on top of a 29.4% last year
•Ecommerce and retail comparable brand revenue growth on a two-year basis were 58.0% and 56.5%, respectively
•GAAP and non-GAAP gross margin of 44.1%, expanding 710bps and driven by higher year-over-year merchandise margins as well as occupancy leverage of approximately 210bps; occupancy costs were $176 million
•GAAP operating margin of 16.6%; non-GAAP operating margin of 16.7%, leveraging approximately 360bps
•GAAP diluted EPS of $3.21; non-GAAP diluted EPS of $3.24, increasing 80% over last year
•Maintaining strong liquidity position of $655 million in cash and over $475 million in operating cash flow, enabling the company to repurchase an additional $135 million in shares in the second quarter and over $450 million year-to-date. We also announced in a separate release today, an additional 20% quarterly dividend increase to $0.71, and a new stock repurchase authorization raising our existing authorization from the approximate $500 million remaining to $1.25 billion.

OUTLOOK

Fiscal Year 2021
Given the strength of our business year-to-date and the macro trends that we believe will continue to benefit our business, we are raising our fiscal year 2021 outlook to high-teens to low-twenties net revenue growth and non-GAAP operating margin between 16% to 17%.

Long-Term
For the long-term, we are planning for net revenue growth of mid-to-high single digits with an accelerated path to $10 billion in net revenues now over the next four years. Our continued strong results, combined with our three key differentiators of in-house design, digital-first channel strategy and values, and the macro trends that should benefit our business over the long-term, give us confidence in these future growth projections and an accelerated path to $10 billion in net revenues by 2024 while maintaining at least fiscal year end 2021 non-GAAP operating margins. This reflects reaching our long-term revenue outlook one year faster, and with higher profitability.

CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, August 25, 2021, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION
Julie Whalen EVP, Chief Financial Officer – (415) 616 8524
Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items may include expenses related to the impact of inventory write-offs, the acquisition of Outward, Inc., and asset impairment charges. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to capture significant opportunities in the home furnishings industry; increase our market share; macro trends; our ability to continue to improve performance; our focus on operational excellence; our ability to improve customers’ experience; our growth strategies; our optimism about the future; our ability to maximize growth and maintain high profitability; our fiscal year 2021 outlook and long-term financial targets, including projected net revenue growth and operating margin expansion; our stock repurchase program and dividend expectations; our planned capital investments; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of the coronavirus on our global supply chain, retail store operations and customer demand; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the impact of inflation on consumer spending; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended August 1, 2021. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to lead the industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply engrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.

For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/

WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended				Twenty-six Weeks Ended
	August 1, 2021		August 2, 2020		August 1, 2021		August 2, 2020
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$1,948,339	100%	$1,490,777	100%	$3,697,368	100%	$2,725,980	100%
Cost of goods sold	1,089,951	55.9	939,575	63.0	2,086,127	56.4	1,760,518	64.6
Gross profit	858,388	44.1	551,202	37.0	1,611,241	43.6	965,462	35.4
Selling, general and administrative expenses	535,288	27.5	365,841	24.5	1,012,964	27.4	731,456	26.8
Operating income	323,100	16.6	185,361	12.4	598,277	16.2	234,006	8.6
Interest (income) expense, net	(39)	—	6,464	0.4	1,833	—	8,623	0.3
Earnings before income taxes	323,139	16.6	178,897	12.0	596,444	16.1	225,383	8.3
Income taxes	77,069	4.0	44,333	3.0	122,572	3.3	55,396	2.0
Net earnings	$246,070	12.6%	$134,564	9.0%	$473,872	12.8%	$169,987	6.2%
Earnings per share (EPS):
Basic	$3.29		$1.73		$6.29		$2.19
Diluted	$3.21		$1.70		$6.11		$2.16
Shares used in calculation of EPS:
Basic	74,786		77,783		75,293		77,522
Diluted	76,584		79,264		77,516		78,841

2nd Quarter Net Revenues and Comparable Brand Revenue Growth by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth
	Q2 21	Q2 20	Q2 21	Q2 20
Pottery Barn	$732	$563	29.6%	8.1%
West Elm	580	381	51.1	7.0
Williams Sonoma	255	243	6.4	29.4
Pottery Barn Kids and Teen	274	236	18.0	4.8
Other**	107	68	N/A	N/A
Total	$1,948	$1,491	29.8%	10.5%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for Q2 2021 and Q2 2020. Comparable stores that were temporarily closed due to COVID-19 were not excluded from the comparable stores calculation.
** Primarily consists of net revenues from our international franchise operations, Rejuvenation and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

In thousands, except per share amounts	August 1, 2021	January 31, 2021	August 2, 2020
Assets
Current assets
Cash and cash equivalents	$655,211	$1,200,337	$947,760
Accounts receivable, net	141,814	143,728	128,737
Merchandise inventories, net	1,170,561	1,006,299	1,042,340
Prepaid expenses	85,587	93,822	109,495
Other current assets	20,537	22,894	27,098
Total current assets	2,073,710	2,467,080	2,255,430
Property and equipment, net	875,295	873,894	887,401
Operating lease right-of-use assets	1,052,617	1,086,009	1,146,229
Deferred income taxes, net	58,848	61,854	37,789
Goodwill	85,421	85,446	85,419
Other long-term assets, net	99,146	87,141	75,028
Total assets	$4,245,037	$4,661,424	$4,487,296
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$601,879	$542,992	$373,086
Accrued expenses	224,089	267,592	158,407
Gift card and other deferred revenue	403,409	373,164	292,684
Income taxes payable	61,335	69,476	28,502
Current debt	—	299,350	—
Borrowings under revolving line of credit	—	—	487,823
Operating lease liabilities	213,784	209,754	221,575
Other current liabilities	74,331	85,672	102,086
Total current liabilities	1,578,827	1,848,000	1,664,163
Deferred lease incentives	18,359	20,612	24,684
Long-term debt	—	—	298,995
Long-term operating lease liabilities	994,165	1,025,057	1,080,622
Other long-term liabilities	126,967	116,570	85,910
Total liabilities	2,718,318	3,010,239	3,154,374
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 74,426, 76,340, and 77,796 shares issued and outstanding at August 1, 2021, January 31, 2021 and August 2, 2020, respectively	745	764	778
Additional paid-in capital	569,734	638,375	608,892
Retained earnings	964,000	1,019,762	736,772
Accumulated other comprehensive loss	(7,049)	(7,117)	(12,921)
Treasury stock, at cost	(711)	(599)	(599)
Total stockholders' equity	1,526,719	1,651,185	1,332,922
Total liabilities and stockholders' equity	$4,245,037	$4,661,424	$4,487,296

Retail Store Data (unaudited)

	May 2, 2021	Openings	Closings	August 1, 2021	August 2, 2020
Williams Sonoma	195	3	(2)	196	210
Pottery Barn	195	1	(1)	195	201
West Elm	121	2	—	123	121
Pottery Barn Kids	57	—	—	57	72
Rejuvenation	10	—	—	10	10
Total	578	6	(3)	581	614

Condensed Consolidated Statements of Cash Flows (unaudited)

	Twenty-six Weeks Ended
In thousands	August 1, 2021	August 2, 2020
Cash flows from operating activities:
Net earnings	$473,872	$169,987
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	96,687	93,120
Loss on disposal/impairment of assets	455	25,408
Amortization of deferred lease incentives	(2,254)	(2,975)
Non-cash lease expense	105,739	108,448
Deferred income taxes	(7,037)	(2,229)
Tax benefit related to stock-based awards	10,302	12,694
Stock-based compensation expense	46,260	33,395
Other	(274)	255
Changes in:
Accounts receivable	2,002	(16,740)
Merchandise inventories	(163,621)	60,055
Prepaid expenses and other assets	(4,622)	(30,968)
Accounts payable	48,457	(141,602)
Accrued expenses and other liabilities	(43,653)	12,117
Gift card and other deferred revenue	30,308	2,936
Operating lease liabilities	(108,791)	(113,489)
Income taxes payable	(8,162)	5,988
Net cash provided by operating activities	475,668	216,400
Cash flows from investing activities:
Purchases of property and equipment	(78,281)	(76,123)
Other	97	241
Net cash used in investing activities	(78,184)	(75,882)
Cash flows from financing activities:
Repurchases of common stock	(451,388)	—
Repayment of long-term debt	(300,000)	—
Tax withholdings related to stock-based awards	(100,160)	(29,589)
Payment of dividends	(91,069)	(79,274)
Borrowings under revolving line of credit	—	487,823
Debt issuance costs	—	(1,050)
Net cash (used in) provided by financing activities	(942,617)	377,910
Effect of exchange rates on cash and cash equivalents	7	(2,830)
Net (decrease) increase in cash and cash equivalents	(545,126)	515,598
Cash and cash equivalents at beginning of period	1,200,337	432,162
Cash and cash equivalents at end of period	$655,211	$947,760

Exhibit 1

2nd Quarter GAAP to Non-GAAP Reconciliation (unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended				Twenty-six Weeks Ended
	August 1, 2021		August 2, 2020		August 1, 2021		August 2, 2020
	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Gross profit	$858,388	44.1%	$551,202	37.0%	$1,611,241	43.6%	$965,462	35.4%
Inventory write-off [1]	—		—		—		11,378
Non-GAAP gross profit	$858,388	44.1%	$551,202	37.0%	$1,611,241	43.6%	$976,840	35.8%

Selling, general and administrative expenses	$535,288	27.5%	$365,841	24.5%	$1,012,964	27.4%	$731,456	26.8%
Outward-related [2]	(2,757)		(3,341)		(5,596)		(6,699)
Asset impairment [3]	—		(6,355)		—		(21,975)
Non-GAAP selling, general and administrative expenses	$532,531	27.3%	$356,145	23.9%	$1,007,368	27.2%	$702,782	25.8%

Operating income	$323,100	16.6%	$185,361	12.4%	$598,277	16.2%	$234,006	8.6%
Outward-related [2]	2,757		3,341		5,596		6,699
Inventory write-off [1]	—		—		—		11,378
Asset impairment [3]	—		6,355		—		21,975
Non-GAAP operating income	$325,857	16.7%	$195,057	13.1%	$603,873	16.3%	$274,058	10.1%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$77,069	23.9%	$44,333	24.8%	$122,572	20.6%	$55,396	24.6%
Outward-related [2]	462		451		973		1,192
Inventory write-off [1]	—		—		—		2,940
Asset impairment [3]	—		1,287		—		5,324
Non-GAAP income taxes	$77,531	23.8%	$46,071	24.4%	$123,545	20.5%	$64,852	24.4%

Diluted EPS	$3.21		$1.70		$6.11		$2.16
Outward-related [2]	0.03		0.04		0.06		0.07
Inventory write-off [1]	—		—		—		0.11
Asset impairment [3]	—		0.06		—		0.21
Non-GAAP diluted EPS*	$3.24		$1.80		$6.17		$2.54
*Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information
These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1During year-to-date 2020, we incurred approximately $11.4 million of inventory write-offs for inventory with minor damage that we could not liquidate through our outlets due to store closures resulting from COVID-19.
2During Q2 2021 and year-to-date 2021, we incurred approximately $2.8 million and $5.6 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc. During Q2 2020 and year-to-date 2020, we incurred approximately $3.3 million and $6.7 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc.
3During Q2 2020 and year-to-date 2020, we incurred approximately $6.4 million and $22.0 million, respectively, of expense associated with store asset impairments due to the impact that COVID-19 had on our retail stores.